As filed with the Securities and Exchange Commission on February 14, 1997
                                           Registration No. 333-______________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    --------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                                    --------

                             DIGNITY PARTNERS, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                           94-165263
(State of other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                          Identification No.)

                        1700 Montgomery Street, Suite 250
                         San Francisco, California 94111
          (Address of principal executive offices, including zip code)
                                     -------

                  Dignity Partners, Inc. 1995 Stock Option Plan
                            (Full Title of the Plan)
                                     -------

                                 Alan B. Perper
                                    President
                        1700 Montgomery Street, Suite 250
                         San Francisco, California 94111
                                 (415) 394-9469
 (Name, address and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
==============  =============  ================  ================  ============

Title of        Amount to be   Proposed maximum  Proposed maximum  Amount of
securities      registered     offering price    aggregate         registration
to be                          per share (1)     offering price    fee
registered                                       (1)

--------------  -------------  ----------------  ----------------  ------------
Common Stock,
par value
$.01 per share  350,000        $2.609375         $913,282          $277
--------------  -------------  ----------------  ----------------  ------------

(1) Estimated solely for purposes of calculating the amount of the registration fee, pursuant to Rule 457(h) under the Securities Act of 1933, on the basis of the average of the high and low prices of such securities reported in the consolidated reporting system on February 11, 1997.

                                     PART II
                                     -------

Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

         The  following  documents  previously  filed  with the  Securities  and
Exchange Commission by Dignity Partners, Inc. (the "Company" or the "Registrant") are incorporated herein by reference: (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995; (b) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996; (c) the Company's Current Reports on Form 8-K dated March 13, 1996, March 15, 1996, July 16, 1996, October 9, 1996,
November 5, 1996, December 16, 1996 and December 19, 1996; and (d) the description of the Company's Common Stock, $.01 par value, contained under the caption "Description of Capital Stock" in the Prospectus dated February 14, 1996 relating to the Company's S-1 Registration Statement (Registration No. 33-98708), which description is incorporated by reference in the Company's Form 8-A Registration Statement (File No. 0-27736), and all amendments and reports filed for the purpose of updating that description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

         The Company's Second Amended and Restated Certificate of Incorporation (the "Certificate") provides that, to the fullest extent permitted by the Delaware General Corporation Law (the "GCL"), no director shall be personally liable to the Company or any stockholder for monetary damages for or with respect to any acts or omissions in the performance of his or her duties as a director. The GCL currently permits the removal of personal liability for monetary damages for breach of fiduciary duty as a director, except for liability: (i) arising under Section 174 of the GCL from payment of dividends or approval of a stock purchase in violation the GCL; (ii) for any breach of the duty of loyalty to the Company or its stockholders; (iii) for acts or omissions not in good faith or which involve intentional misconduct or a violation of law; or (iv) for any transaction from which the director derived an improper personal benefit. While the Certificate provides protection for breaches of duties by directors, under the current GCL, the director's duty of care is not eliminated. Accordingly, the Certificate, under the current GCL, will not affect the availability of equitable remedies, such as an injunction, based on a director's breach of the duty of care. The provisions of the Certificate described above will apply to officers of the Company only if they are directors of the Company and are acting in their capacity as directors, and will not apply to officers of the Company who are not directors.

         In addition, the Certificate provides that the Company shall indemnify its officers and directors, and any employee who serves as an officer, director, employee or agent of any other corporation or entity at the Company's request, to the fullest extent permitted by the GCL. Under the GCL, directors and officers as well as employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suit and proceedings, whether civil,criminal, administrative or investigative (other than an action by or in the right of the corporation as a derivative action) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation,and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. The Certificate also permits the Company to adopt By-Laws and enter into contracts providing for indemnification.

         The Company maintains a $5 million director and officer liability insurance policy covering the Company's officers and directors.

Item 8.  Exhibits
         --------

         4.1 Second Amended and Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1, Registration No. 33-98708.

         4.2      Amended  and  Restated  Bylaws,  incorporated by reference  to
                  Exhibit 3.2 to the Company's Registration Statement on Form S-1, Registration No. 33-98708.

         4.3 Dignity Partners, Inc.1995 Stock Option Plan, incorporated by reference to Exhibit 10.1 to the Company's Registration Statement on Form S-1, Registration No. 33-98708.

         4.4      Amendment No. 1 to Dignity Partners, Inc. 1995 Stock Option
                  Plan.

         5.1      Opinion of Jones, Day, Reavis & Pogue.

         23.1 Consent of Jones, Day, Reavis & Pogue (set forth in their opinion filed as Exhibit 5.1 to this Registration Statement).

         23.2     Consent of KPMG Peat Marwick LLP.

         24.1     Powers of Attorney.

Item 9.  Undertakings
         ------------

         A.       The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraph
(A)(1)(i) and (A)(1)(ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this registration statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on February 12, 1997.

                                         DIGNITY PARTNERS, INC.


                                         By:      /s/Alan B. Perper
                                                  ----------------------
                                                  Alan B. Perper
                                                  President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 12, 1997.

                  *                Director; Chairman of the Board of Directors
------------------------------
Bradley N. Rotter


/s/Alan B. Perper                  Director; President
------------------------------
Alan B. Perper                     (Principal Executive Officer)


                  *                Director; Executive Vice President, Treasurer
------------------------------
John Ward Rotter                   Secretary and Chief Financial Officer
                                   (Principal Financial and Accounting Officer)

                  *                Director
------------------------------
Stephen T. Bow


                  *                Director
------------------------------
Paul A. Volberding

* The undersigned by signing his name hereunto has hereby signed this Registration Statement on behalf of the above-named directors and/or officers, on February 12, 1997, pursuant to a power of attorney executed on behalf of each such director and/or officer and filed with the Securities and Exchange Commission as Exhibit 24.1 to this Registration Statement.


By:      /s/Alan B. Perper
         ----------------------
         Alan B. Perper

                                  EXHIBIT INDEX
Exhibit                                                             Sequential
No.       Description                                               Page Number
-------   -----------                                               -----------

4.1       Second   Amended   and   Restated    Certificate   of
          Incorporation,  incorporated  by reference to Exhibit
          3.1 to the Company's  Registration  Statement on Form
          S-1, Registration No. 33-98708.

4.2       Amended  and   Restated   Bylaws,   incorporated   by
          reference   to   Exhibit   3.2   to   the   Company's
          Registration  Statement  on  Form  S-1,  Registration
          No. 33-98708.

4.3       Dignity  Partners,   Inc.  1995  Stock  Option  Plan,
          incorporated  by  reference  to  Exhibit  10.1 to the
          Company's   registration   statement   on  Form  S-1,
          Registration No. 33-98708.

4.4       Amendment  No.  1  to  Dignity  Partners,  Inc.  1995
          Stock Option Plan.

5.1       Opinion of Jones, Day, Reavis & Pogue.

23.1      Consent of Jones,  Day,  Reavis & Pogue (set forth in
          their   opinion   filed  as   Exhibit   5.1  to  this
          Registration Statement).

23.2      Consent of KPMG Peat Marwick LLP.

24.1      Powers of Attorney.